Exhibit 10.3

HESKA CORPORATION
1997 STOCK INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT

(Management Incentive Plan Award)

THIS AGREEMENT is made as of the _________ day of ____________, 20__ (the “Grant Date”) by and between Heska Corporation (the “Company”) and ___________________________ (the “Executive”), in connection with the Executive’s election to receive a portion of Executive’s ____ award under the Management Incentive Plan in the form of Restricted Stock.
In consideration of the mutual covenants and representations herein set forth, the Company and Executive agree as follows:
SECTION 1.    GRANT OF STOCK.

1.1    Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

1.2    Grant of Stock. The Company hereby grants to Executive an aggregate of     ___________ shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.

SECTION 2.    UNVESTED SHARES SUBJECT TO FORFEITURE.

2.1    Shares Subject to Forfeiture.

a.    The Shares are subject to vesting requirements as established in connection with the Management Incentive Plan, including the terms and conditions for awards made under the ________ Management Incentive Plan (the “MIP”). As described in more detail in the MIP, up to 100% of the Shares will vest at the later of the time payments are made under the MIP (the “Payout Time”) or one (1) year from the Grant Date, and will vest as determined by dividing ___% of the Executive’s MIP Payout (as defined in the MIP) by $_____, and rounding to the nearest whole share. Executive will forfeit all Shares that do not vest at that time.

b.    In the event that the Executive is an active employee through December 31, ____ and at least one (1) year from the Grant Date and Executive’s employment with the Company is subsequently terminated because of either (i) Executive’s death or (ii) Executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year, up to 100% of the Shares will vest at the Payout Time as determined by dividing ___% of the Executive’s MIP Payout (as defined in the MIP) by $_____, and rounding to the nearest whole share. Executive will forfeit all Shares that do not vest at that time.

c.    Except in the cases of (i) either a Change in Control of the Company, the effect of which is governed by the MIP, or (ii) the circumstances described in subsection b. above, which is governed by subsection b. above, in the event that Executive’s employment with the Company is terminated prior to vesting, Executive will forfeit all right to the Shares. For the avoidance of doubt, in the event Executive’s employment is terminated due to Executive’s death on or before December 31, ____, Executive will forfeit all right to the Shares but this forfeiture is not intended to diminish any MIP Payout to which Executive’s designated beneficiary is entitled, as governed by the MIP.

2.2    Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

SECTION 3.    STOCKHOLDER RIGHTS

3.1    Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Executive. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Executive, but such certificates shall remain in the custody of the Company. Executive shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.

3.2    Exercise of Stockholder Rights. Executive shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

3.3    Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
SECTION 4.    RESPONSIBILITY FOR TAXES.

4.1    Section 83(b) Election. Executive may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Executive shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

4.2    Withholding. In accordance with Section 12 of the Plan, Executive agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign law. The Company in its discretion may permit Executive to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of the Shares that otherwise would be issued to him on vesting.

SECTION 5.    MISCELLANEOUS.

5.1    Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Executive to remain in the service of the Company in any capacity, or of the Company to continue Executive’s service in any capacity.

5.2    Effect on Employee Benefits. Executive agrees that the Award will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

5.3    Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.4    Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

5.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts between Colorado residents to be wholly performed within the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE	HESKA CORPORATION
a Delaware corporation

By:
Title:
Address

Attachment 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _____________________, hereby sell, assign and transfer unto _______________________________________(____________) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. _______ herewith and do hereby irrevocably constitute and appoint     ____________________________________________
to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: , 20 .

Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated __________ __, 20__.

Instruction:	Please do not fill in any blanks other than the signature line.